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                                      BY-LAWS

                                         OF

                      INVITROGEN INC., A DELAWARE CORPORATION









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
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                                   INDEX                                               Page


ARTICLE I      STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1.      Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2.      Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3.      Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4.      Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.5.      Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.6.      Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.7.      Notice of Stockholder Business . . . . . . . . . . . . . . . . . . . .   2
     1.8.      Proxies and Voting . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.9.      Stock List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.10.     Stockholder Action by Written Consent. . . . . . . . . . . . . . . . .   3

ARTICLE II     BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.1.      Number and Term of Office. . . . . . . . . . . . . . . . . . . . . . .   4
     2.2.      Vacancies and Newly Created Directorships . . . . . . . . . . . . . .   4
     2.3.      Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.4.      Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.5.      Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.6.      Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.7.      Participation in Meetings by Conference Telephone  . . . . . . . . . .   5
     2.8.      Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.9.      Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.10.     Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . .   6
     2.11.     Nomination of Director Candidates. . . . . . . . . . . . . . . . . . .   6

ARTICLE III    COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     3.1.      Committees of the Board of Directors . . . . . . . . . . . . . . . . .   6
     3.2.      Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE IV     OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.1.      Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.2.      Chairman of the Board. . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.3.      President. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.4.      Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.5.      Chief Financial Officer. . . . . . . . . . . . . . . . . . . . . . . .   7
     4.6.      Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     4.7.      Delegation of Authority. . . . . . . . . . . . . . . . . . . . . . . .   8
     4.8.      Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     4.9.      Action With Respect to Securities of Other Corporations. . . . . . . .   8

ARTICLE V      STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     5.1.      Certificates of Stock. . . . . . . . . . . . . . . . . . . . . . . . .   8
     5.2.      Transfers of Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                    -i-

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     5.3.      Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     5.4.      Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . .   9
     5.5.      Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VI     NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.1.      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.2.      Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VII    MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.1.      Facsimile Signatures . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.2.      Corporate Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.3.      Reliance Upon Books, Reports and Records . . . . . . . . . . . . . . .  10
     7.4.      Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.5.      Time Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE VIII   INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . .  10
     8.1.      Right to Indemnification . . . . . . . . . . . . . . . . . . . . . . .  10
     8.2.      Right of Indemnitee to Bring Suit. . . . . . . . . . . . . . . . . . .  11
     8.3.      Indemnification of Employees and Agents. . . . . . . . . . . . . . . .  12
     8.4.      Non-Exclusivity of Rights. . . . . . . . . . . . . . . . . . . . . . .  12
     8.5.      Indemnification Contracts. . . . . . . . . . . . . . . . . . . . . . .  12
     8.6.      Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     8.7.      Advance Payment of Expenses. . . . . . . . . . . . . . . . . . . . . .  12
     8.8.      Effect of Amendment. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     8.9.      Savings Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IX     AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                         -ii-

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                       INVITROGEN INC., A DELAWARE CORPORATION
                                       BY-LAWS

                                     ARTICLE I
                                    STOCKHOLDERS

     Section 1.1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months after the organization of the corporation or after its last annual meeting of stockholders.

     Section 1.2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (1) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), (2) the Chairman of the Board, (3) the President, or (4) the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

     Section 1.3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 1.4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation or By-Laws of this corporation.

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     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     Section 1.5. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman, if there is such an officer, or if not, the President or the Corporation, or in his absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of all of the above, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

     Section 1.6. CONDUCT OF BUSINESS. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     Section 1.7. NOTICE OF STOCKHOLDER BUSINESS. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before an annual meeting by a stockholder and if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders, properly brought before the special meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the Corporation no later than the date on which stockholder proposals to be included in the stockholder proxy must be received by the Corporation under the requirements of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 1.7. The chairman of an annual

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or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 1.8. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of this Corporation or these By-Laws, all other matters shall be determined by a majority of the votes cast.

     Section 1.9. STOCK LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

     Section 1.10. STOCKHOLDER ACTION BY WRITTEN CONSENT. Prior to the closing of the first sale of the Corporation's common stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. After the closing

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of the corporation's IPO, the shareholders may no longer take action by written consent and may act only at an annual or special meeting.

                                     ARTICLE II
                                 BOARD OF DIRECTORS

     Section 2.1. NUMBER AND TERM OF OFFICE. The number of directors shall initially be five (5), and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the Corporation's IPO, the directors shall be divided into three classes, with the term of office of the first class, which class shall initially consist of two directors, to expire at the first annual meeting of stockholders held after the IPO; the term of office of the second class, which class shall initially consist of one director, to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class, which class shall initially consist of one director, to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of death, resignation or removal of any director.

Section 2.2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights Of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, or other cause (other then removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 2.3. REMOVAL. Subject to the limitations stated in the Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of its then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office until the next annual meeting of stockholders.

     Section 2.4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have

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been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

     Section 2.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number), by the chairman of the board or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting (one (1) day before the meeting if delivered by an overnight courier service and two (2) days before the meeting if by overseas courier service) or by telephoning, telecopying, telegraphing or personally delivering the same not less than twelve (12) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 2.6. QUORUM. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

     Section 2.7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 2.8. CONDUCT OF BUSINESS. AT any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 2.9. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

               (1) To declare dividends from time to time in accordance with law;

               (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

               (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and

               (4) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

               (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

               (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

               (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

               (8) To adopt from time to time regulations, not inconsistent with these By-Laws, for the management of the Corporation's business and affairs.

     Section 2.10. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

     Section 2.11. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors.


                                    ARTICLE III
                                     COMMITTEES

     Section 3.1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt an agreement of merger or consolidation if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 3.2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                                     ARTICLE IV
                                      OFFICERS

     Section 4.1. GENERALLY. The officers of the Corporation shall consist of a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

     Section 4.2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or as provided by these By-Laws.

     Section 4.3. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these By-Laws.

     Section 4.4. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

     Section 4.5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws.

     Section 4.6. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and shareholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these By-Laws or the General Delaware Corporation Law. The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

     The Secretary shall give or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these By-Laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 4.7. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

     Section 4.8. REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

     Section 4.9. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                     ARTICLE V
                                       STOCK

     Section 5.1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

     Section 5.2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.4 of these By-Laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

     Section 5.3. RECORD DATE. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

     Section 5.4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5.5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                     ARTICLE VI
                                      NOTICES

     Section 6.1. NOTICES.    Except as otherwise specifically provided
herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram, mailgram or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram, courier or mailgram, shall be the time of the giving of the notice.

     Section 6.2. WAIVERS. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice for such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE VII
                                   MISCELLANEOUS

     Section 7.1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 7.2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or other officer designated by the Board of Directors.

     Section 7.3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.

     Section 7.4. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     Section 7.5. TIME PERIODS. In applying any provision of these By-Laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                    ARTICLE VIII
                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 8.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or appellate ("Proceeding"), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgment, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this By-Law or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 8.2, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

     Section 8.2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section
8.1 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth under the General Corporation Law of Delaware. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct or, in the case of a suit brought by the indemnitee, be a defense to such a suit. In a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

     Section 8.3. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the corporation.

     Section 8.4. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by Sections 8.1 and 8.2 shall not be exclusive of any other right which such persons may have or hereafter acquired under any statute, provisions of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 8.5. INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to enter into a contract with any director or his affiliates, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to those provided for in this Article VIII.

     Section 8.6. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware General Corporation Law.

     Section 8.7. ADVANCE PAYMENT OF EXPENSES. Unless otherwise determined by
(i) the Board of Directors, (ii) if more than half of the Directors are involved in a Proceeding by a majority vote of a committee of one or more distinguished Director(s) or (iii) if directed by the Board of Directors, by independent legal counsel in a written opinion, any indemnification extended to an officer or key employee pursuant to this Article VIII shall include payment by the Corporation or a subsidiary of the Corporation of expenses as the same are incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by such officer or key employee seeking indemnification to repay such payment if such officer or key employee shall be adjudicated or determined not to be entitled to indemnification under this Article.

     Section 8.8. EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

     Section 8.9. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law

                                     ARTICLE IX
                                     AMENDMENTS

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article IX, Article V, Article VI, Article VII, or Article VIII.

                        Secretary's Certificate Of Adoption Of

                              By-Laws Of Invitrogen Inc.

     I hereby certify:


     That I am the duly elected Secretary of Invitrogen Inc., Delaware corporation;

     That the foregoing By-Laws comprising thirteen (13) pages, constitute the original By-laws of said corporation as duly adopted by the sole incorporator of the corporation by written consent.


     IN WITNESS WHEREOF, I have hereunder subscribed my name this 22nd day of May, 1997.


                                             /s/ Joseph M. Fernandez
                                             ------------------------------
                                             Joseph M. Fernandez, Secretary

                                   CERTIFICATE OF
                              AMENDMENT TO THE BYLAWS OF
                               INVITROGEN CORPORATION,



          I, Joseph M. Fernandez, hereby certify that:

          1. I am the Secretary of Invitrogen Corporation, a Delaware corporation (the "Corporation").

          2. Section 2.1 of the current Bylaws of the Corporation is hereby amended to read in its entirety as follows:

          "Section 2.1. Number and Term of Office. The number of directors shall be set within a range of from and including five (5) to and including nine (9), with the number initially set at eight (8), and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption. The eight (8) directors shall be elected at the annual meeting of the stockholders, who shall vote for such directors as provided in the Certificate of Incorporation. Upon the closing of the IPO, the directors shall be divided into three (3) classes, with the term of office of the first class, which class shall initially consist of two (2) directors, to expire at the first annual meeting of stockholders held after the IPO; the term of office of the second class, which class shall initially consist of three (3) directors, to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class, which class shall initially consist of three (3) directors, to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director. Directors need not be stockholders.

          3. Section 2.11 of the current Bylaws of the Corporation is hereby amended to read in its entirety as follows.

          "Section 2.11. Nomination of Director Candidates. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally.
However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nomine and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 2.11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 2.11 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

     If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.11, such nomination shall be void; provided, however, that nothing in this
Section 2.11 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock."

          4. The foregoing Amendment of the Bylaws of the Corporation has been duly approved by the stockholders and the Board of Directors as of November 20, 1998.

      I hereby declare that the matters set forth in this Certificate are true and correct of my own knowledge.



/s/ JOSEPH M. FERNANDEZ
-----------------------------------
Joseph M. Fernandez, Secretary